Exhibit 32

CERTIFICATION OF 10-Q REPORT OF

ZYNEX, INC.
FOR THE QUARTER ENDED SEPTEMBER 30, 2008

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Zynex, Inc. (“Zynex”), that to his knowledge:

1.	This 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Zynex.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the 10-Q Report. A signed original of this statement has been provided to Zynex and will be retained by Zynex and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of  November 19, 2008.

/s/ Thomas Sandgaard
Thomas Sandgaard
President and Chief Executive Officer

/s/ Fritz G. Allison
Fritz G. Allison
Chief Financial Officer